Exhibit 10.36

Loan No. 34-3001551

ASSUMPTION OF MORTGAGE AND SECURITY AGREEMENT

THIS ASSUMPTION OF MORTGAGE AND SECURITY AGREEMENT (this “Agreement”) is made this 11 day of April 2011, by U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AS SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C4, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C4 (together with its successors and assigns, “Lender”), 70 HUDSON STREET L.L.C., a New Jersey limited liability company (“Hudson”), and 70 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company (“Urban”; and together with Hudson each an “Individual Borrower” and, collectively, “Borrower”), HARTZ FINANCIAL CORP., a New Jersey corporation (“Guarantor”), RT 70 HUDSON, LLC, a Delaware limited liability company (“RT Hudson”), and RT 70 HUDSON URBAN RENEWAL, LLC, a New Jersey limited liability company (“RT Urban”; and together with RT Hudson each an “Individual Buyer” and, collectively, “Buyer”), CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Operating Partnership”), and CB RICHARD ELLIS REALTY TRUST, a Maryland real estate investment trust (“REIT”; together with Operating Partnership collectively, “New Guarantor”).

RECITALS

A.	LEHMAN BROTHERS BANK, FSB (“Original Lender”) made a loan to Borrower in the original principal amount of ONE HUNDRED TWENTY-FOUR MILLION AND 00/100ths DOLLARS ($124,000,000.00) (the “Loan”), under the terms and provisions set forth in the following loan documents, all of which are dated as of April 11, 2006 unless otherwise noted:

1.	Promissory Note in the original principal amount of $124,000,000.00 executed by Borrower and payable to the order of Original Lender (the “Note”);

2.

Mortgage and Security Agreement, executed by Borrower in favor of Original Lender and recorded on April 25, 2006 with Hudson County, in the State of New Jersey (the “Official Records”) in Book 14304, at Page 208 (the “Security Instrument”), as assigned to Lender’s predecessor-in-interest, by that certain Assignment of Mortgage and Security Agreement, executed by Original Lender and recorded on November 14, 2007 with the Official Records in Book 1146, at Page 186. The land, leasehold interests, improvements, fixtures and other real property which are subject to the Security Instrument are hereinafter referred to as the “Property”, and the equipment, machinery and other personal property which are subject to the Security Instrument are hereinafter referred to as the “Collateral”;

3.	Loan Agreement, executed by and between Borrower and Original Lender (the “Loan Agreement”);

4.	Assignment of Leases and Rents, executed by Borrower in favor of Original Lender, recorded in Book 14304, at Page 233 of the Official Records, as assigned to Lender’s predecessor-in-interest, by that certain Assignment of Assignment of Leases and Rents, recorded November 14, 2007 in Book 1146, at Page 190 of the Official Records;

5.	Assignment of Agreements, Permits and Contracts, executed by Borrower and Guarantor in favor of Original Lender;

6.	Pledge and Security Agreement, executed by Hartz Mountain Industries, Inc., as pledgor, and 70 Hudson Corp., as pledgor, in favor of Original Lender (the “Original Pledge”);

7.	UCC-1 Financing Statement identifying Hudson as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Official Records as Document Number 000001136, together with any continuations or amendments thereto;

8.	UCC-1 Financing Statement identifying Urban as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Official Records as Document Number 000001137, together with any continuations or amendments thereto;

9.	UCC-1 Financing Statement identifying 70 Hudson Corp. as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Official Records as Document Number 000001135, together with any continuations or amendments thereto;

10.	UCC-1 Financing Statement identifying Hartz Mountain Industries, Inc. as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Official Records as Document Number 000001134, together with any continuations or amendments thereto;

11.	UCC-1 Financing Statement identifying Hudson as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Department of Treasury of the State of New Jersey as Document Number 2354127-6, together with any continuations or amendments thereto;

12.	UCC-1 Financing Statement identifying Urban as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Department of Treasury of the State of New Jersey as Document Number 2354124-5, together with any continuations or amendments thereto;

13.	UCC-1 Financing Statement identifying 70 Hudson Corp. as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Department of Treasury of the State of New Jersey as Document Number 2354121-4, together with any continuations or amendments thereto;

14.	UCC-1 Financing Statement identifying Hartz Mountain Industries, Inc. as the debtor and Original Lender as the secured party and recorded on April 13, 2006 with the Department of Treasury of the State of New Jersey as Document Number 200604130323180, together with any continuations or amendments thereto (all UCC Financing Statements listed in items 7 through 14 of this subsection hereinafter collectively, the “Original UCC Statements”);

15.	Guaranty of Recourse Obligations of Borrower, executed by Guarantor in favor of Original Lender (the “Guaranty”);

16.	Environmental Indemnity Agreement, executed by Borrower and Guarantor in favor of Original Lender (the “Environmental Indemnity”);

17.	Conditional Assignment of Management Agreement, executed by Borrower and Hartz Mountain Industries, Inc., as manager, in favor of Original Lender (the “Conditional Assignment of Management Agreement”);

18.	Subordination, Non-Disturbance and Attornment Agreement, executed by and between Original Lender, Lehman Brothers Holdings, Inc. and Hudson, and recorded in Book 570, at Page 335 of the Official Records;

19.	Deposit Account Control Agreement, executed by and between Borrower, Original Lender and Wachovia Bank, National Association, as bank;

20.	Guarantor’s Financial Certificate, executed by Guarantor in favor of Original Lender;

21.	Certificate of Borrower, executed by Borrower in favor of Original Lender; and

22.	Financial Statement Letter Agreement, executed by Borrower in favor of Original Lender.

The above documents are referred to herein as the “Original Loan Documents”. This Agreement, the Original Loan Documents and any other Loan Documents (as defined in the Security Instrument), including, in each case, any subsequent amendments, modifications or supplements thereto are hereinafter collectively defined as the “Loan Documents”.

B.	Lender hereby confirms that as of April 11, 2011:

1.	The principal balance outstanding under the Note was $120,857,132.32;

2.	Accrued interest on the Note has been paid through April 10, 2011; and

3.	The balance in the Tax Account was $368,198.58.

C.	Lender hereby confirms that as of the date hereof, without any independent investigation, it is not aware of any facts that would make untrue the representations and warranties made by Buyer and New Guarantor in Section 8(b)(i)(B) of this Agreement.

D.	Borrower desires to sell and convey the Property and Collateral to Buyer, and both parties desire to obtain from Lender a waiver of any right Lender may have under the Loan Documents to accelerate the Maturity Date of the Note by virtue of such sale and conveyance.

E.	Subject to the terms and conditions hereof, Lender is willing to waive any right of acceleration of the Maturity Date of the Note upon the assumption by Buyer (the “Assumption”) of all of the obligations of Borrower under the Loan Documents in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, including, without limitation, the mutual covenants and promises contained herein, the parties agree as follows:

1.	Incorporation. The foregoing recitals are incorporated herein by this reference.

2.	Conditions Precedent. The following are conditions precedent to Lender’s obligations under this Agreement:

a.	The irrevocable commitment of Chicago Title Insurance Company to issue a new title insurance policy in form and substance acceptable to Lender and without deletions or exceptions other than as expressly approved by Lender insuring Lender with respect to such matters as Lender requires, including that the priority and validity of the Security Instrument has not been and will not be impaired by this Agreement, the sale and conveyance of the Property or the transactions contemplated hereby; that any taxes on the Property are not yet a lien due and payable; and that the rights of tenants at the Property are as tenants only with no rights of first refusal or options to purchase;

b.	Receipt of and approval by Lender of an executed original of (i) this Agreement, (ii) a Memorandum of Assumption of Mortgage and Security Agreement, in the form attached hereto as Exhibit A and otherwise in form and substance acceptable to Lender (the “Memorandum of Assumption”), (iii) a Modification of Mortgage and Security Agreement, in the form attached hereto as Exhibit B and otherwise in form and substance acceptable to Lender (the “Modification of Mortgage”), and (iv) any other documents and agreements which are required pursuant to this Agreement or which Lender may reasonably require, in form and content acceptable to Lender;

c.	Submission for recording in the Official Records of the Memorandum of Assumption and the Modification of Mortgage, together with such other documents and agreements, if any, required pursuant to this Agreement or which Lender has reasonably requested to be recorded or filed;

d.	Delivery to Lender of UCC-1 and UCC-3 Financing Statements in proper form for filing in the appropriate jurisdictions as determined by Lender;

e.	Execution and delivery to Lender by New Guarantor of an original Guaranty, dated as of the date hereof (the “New Guaranty”), in favor of Lender and in form and substance acceptable to Lender;

f.	Execution and delivery to Lender by Buyer and New Guarantor of an original Environmental Indemnity Agreement, dated as of the date hereof (the “New Environmental Indemnity”), in favor of Lender and in form and substance acceptable to Lender;

g.	Execution and delivery to Lender by RT 70 Hudson Holdings, LLC (“Principal”) of an original Pledge and Security Agreement, dated as of the date hereof, in favor of Lender and in form and substance acceptable to Lender;

h.	Execution and delivery to Lender by RT Urban of an original Consent of Borrower, dated as of the date hereof and in form and substance acceptable to Lender;

i.	Execution and delivery to Lender of an original Conditional Assignment of Management Agreement, dated as of the date hereof, in form and substance acceptable to Lender, together with (i) an executed copy of the new property management agreement for the Property, in form and substance and with a property manager, acceptable to Lender and (ii) an executed copy of the termination of management agreement with regard to the old property management agreement for the Property, in form and substance acceptable to Lender;

j.	Execution and delivery to Lender of an original Deposit Account Control Agreement, dated as of the date hereof (the “Deposit Account Control Agreement”), in form and substance acceptable to Lender;

k.	Delivery to Lender of copies of executed tenant notification letters for each Lease in form and substance acceptable to Lender;

l.	Execution and delivery to Lender of secretary or officer’s certificates addressing or attaching true, correct and complete copies of the certificate of formation, limited liability agreement, other organizational documents, resolutions, incumbency of officers and such other matters as Lender requires to confirm, among other things, any applicable entity’s and/or person’s authority to assume the Loan, execute and deliver this Agreement, the Memorandum of Assumption, the Modification of Mortgage, the New Guaranty, the New Environmental Indemnity and the other documents to be executed in connection herewith and compliance with all requirements in this Agreement and the other Loan Documents;

m.	Execution and delivery to Lender of a Financial Certificate, dated as of the date hereof and executed by New Guarantor;

n.	Execution and delivery to Lender of a Certificate of Borrower, dated as of the date hereof and executed by Buyer;

o.	Execution and delivery to Lender of two Borrower Authorization Forms, one executed by each Individual Buyer;

p.	The representations and warranties contained herein shall be true and correct;

q.	Receipt by Lender of copies of Buyer’s casualty insurance policy, comprehensive liability insurance policy and all other insurance policies required by Lender pursuant to the Loan Documents with respect to the Property, each in form and amount satisfactory to Lender;

r.	Receipt by Lender of an executed copy of that certain Agreement of Sale, dated as of October 15, 2010 by and between Borrower and RT Hudson, as amended by that certain First Amendment to Agreement of Sale, dated as of October 28, 2010 by and between Borrower and RT Hudson, as further amended by that certain Second Amendment to Agreement of Sale, dated as of November 1, 2010 by and between Borrower and RT Hudson, and that certain Letter Agreement dated October 15, 2010 by and between Borrower and RT Hudson (collectively, the “Purchase Agreement”) governing the terms of the sale of the Property from Borrower to RT Hudson, together with all amendments and other modifications thereto;

s.	Receipt by Lender of an executed copy of the bargain and sale deed by which title to the Property will be conveyed to RT Hudson and the bill of sale by which the personal (movable) property will be transferred;

t.	Receipt by Lender of an executed copy of the (i) Land Lease Assignment assigning Hudson’s interest in the lease, as landlord, to RT Hudson, (ii) Land Lease Assignment assigning Urban’s interest in the lease, as tenant, to RT Urban, (iii) Building Lease Assignment assigning Urban’s interest in the lease, as landlord, to RT Urban and (iv) Building Lease Assignment assigning Hudson’s interest in the lease, as tenant, to RT Hudson;

u.	Receipt by Lender of an executed copy of the Assignment and Assumption Agreement for leases and contracts;

v.	Receipt by Lender of the Financial Agreement approved by the City of Jersey City, New Jersey, as assigned to Buyer by that certain Assignment and Assumption Agreement (Tax Abatement Financial Agreement), together with all ordinances, consent agreements and other agreements evidencing, to the satisfaction of Lender, the approval of the City of Jersey City, New Jersey to such assignment;

w.	Receipt by Lender of an executed Form W-9 for each Individual Buyer;

x.	Receipt by Lender of the written approval of the Assumption by the special servicer of the Loan;

y.	Receipt by Lender from each relevant Rating Agency of a “no downgrade letter” with respect to the Assumption or waiver by such Rating Agency of its right to review the terms of the Assumption;

z.

Receipt by Lender of an opinion of counsel to Lender with respect to the compliance of this Agreement, the transfer to Buyer and the transactions referenced herein with the provisions of the Internal Revenue Code as the same pertain to real estate mortgage investment conduits, such opinion to be in form, scope and substance satisfactory to Lender and Lender’s counsel in their discretion;

aa.	Receipt by Lender of opinions of Buyer’s and New Guarantor’s counsel (including Buyer’s local counsel) (i) with respect to non-consolidation issues, (ii) with respect to due formation, execution, authority and enforceability of this Agreement and the other documents executed in connection herewith, (iii) with respect to the special purpose entity status of the Buyer and the Principal and (iv) with respect to such other matters as Lender may reasonably require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their discretion; and

bb.	Payment to Lender of all of Lender’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, escrow and recording fees, rating agency fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges.

3.	Effective Date. The effective date of this Agreement shall be the date on which this Agreement is executed and all the conditions set forth in Section 2 hereof are satisfied or waived by Lender (as evidenced by closing under that certain Escrow Letter dated as of April 11, 2011, by and among Lender, Chicago Title Insurance Company, Borrower and Buyer), provided that Lender shall have no obligation to waive any conditions set forth in Section 2 and any such waiver shall be at Lender’s sole and absolute discretion (the “Effective Date”).

4.	Assumption. Buyer hereby assumes and agrees to pay to Lender when due all sums due or to become due or owing under the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, and shall hereafter faithfully perform all of Borrower’s obligations under and be bound by all of the provisions of the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, and assumes all liabilities and obligations of Borrower under the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, as if Buyer were an original signatory thereto. The execution of this Agreement by Buyer shall be deemed its execution of the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby.

RT Hudson shall hereafter faithfully perform all of Hudson’s respective obligations under and be bound by all of the provisions of the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, and assumes all liabilities and obligations of Hudson under the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, as if RT Hudson were an original signatory thereto. The execution of this Agreement by RT Hudson shall be deemed its execution of the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby.

RT Urban shall hereafter faithfully perform all of Urban’s respective obligations under and be bound by all of the provisions of the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, and assumes all liabilities and obligations of Urban under the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby, as if RT Urban were an original signatory thereto. The execution of this Agreement by RT Urban shall be deemed its execution of the Note, as amended hereby, the Security Instrument, as amended hereby, and the other Loan Documents, as amended hereby.

This Assumption constitutes the first approved sale, assignment or other Transfer of the Property, as contemplated by Sections 5.2.11 and 5.2.12(b) of the Loan Agreement.

5.	Partial Release of Borrower; Release of Lender. Lender hereby releases (on the Effective Date) Borrower from liability under the Original Loan Documents; provided, however, that the parties hereto hereby acknowledge and agree that Borrower is expressly not released from, and nothing contained herein is intended to limit, impair, terminate or revoke, any of Borrower’s personal liabilities or obligations with respect to matters set forth in Sections 4.1, 5.1, 5.2, 8.1, 9.2, 9.4(b)-(d), 10.13, 10.21, or 10.23. of the Loan Agreement or Article 10 of the Security Instrument, to the extent the same arise out of or in connection with any act or omission occurring on or before the Effective Date (the “Retained Obligations”), and that such obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Borrower’s obligations under the Loan Documents with respect to the Retained Obligations shall not be modified, discharged or reduced by any extension, amendment, renewal or modification to, the Note, the Security Instrument or any other Loan Document, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Lender in its discretion for purposes related to those set forth in the Loan Documents. From and after the Effective Date, the Original Pledge shall be terminated (except with respect to those provisions of the Original Pledge that, by their express terms, survive the repayment of the Loan or the termination of the Original Pledge).

From time to time without first requiring performance on the part of Buyer, Lender may look to and require performance by Borrower of all Retained Obligations. Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor of all or any part of the indebtedness now existing or hereafter arising under the Loan Documents.

6.	Confirmation of Guaranty and Environmental Indemnity; Partial Release of Guarantor and Indemnitor.

a.

Lender hereby releases (on the Effective Date) Guarantor from liability under the Guaranty; provided, however, that the parties hereby acknowledge and agree that Guarantor is expressly not released from, and nothing contained herein is intended to limit, impair, terminate or revoke, any of Guarantor’s obligations under the Guaranty, to the extent the same arise out of or in connection with any act or omission first occurring on or before the Effective Date (the “Guaranty Retained Obligations”), and that such obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Guarantor’s obligations under the Guaranty with respect to the Guaranty Retained Obligations shall not be discharged or reduced by any extension, amendment, renewal or modification to, the Note, the Security Instrument or any other Loan Documents, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Lender in its discretion for purposes related to those set forth in the Loan Documents.

b.	Lender hereby releases (on the Effective Date) Indemnitor (as defined in the Environmental Indemnity) from liability under the Environmental Indemnity; provided, however, that the parties hereby acknowledge and agree that Indemnitor is expressly not released from, and nothing contained herein is intended to limit, impair, terminate or revoke, any of Indemnitor’s obligations under the Environmental Indemnity, to the extent the same arise out of or in connection with any act or omission first occurring, or any condition existing on the Property, on or before the Effective Date (the “Environmental Indemnity Retained Obligations”), and that such obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Indemnitor’s obligations under the Environmental Indemnity with respect to the Environmental Indemnity Retained Obligations shall not be discharged or reduced by any extension, amendment, renewal or modification to, the Note, the Security Instrument or any other Loan Documents, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Lender in its discretion for purposes related to those set forth in the Loan Documents.

7.

Release of Lender Parties and Covenant Not to Sue. Borrower, Guarantor, Buyer and New Guarantor on behalf of themselves and their heirs, successors and assigns, hereby release and forever discharge Lender, any trustee with regard to the Loan, any servicer of the Loan, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which Borrower, Guarantor, Buyer or New Guarantor now have by reason of any cause, matter, or thing through and including the date hereof, arising out of or relating to: (a) the Loan, including, without limitation, its funding, administration and servicing, (b) the Loan Documents, (c) the Property or Collateral, (d) any reserve and/or escrow balances held by Lender or any servicers of the Loan, or (e) the sale, conveyance, assignment and transfer of the Property and Collateral. Borrower, Guarantor, Buyer and New Guarantor, on behalf of themselves and their heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

THE RELEASE CONTAINED IN THIS SECTION 7 INCLUDES CLAIMS OF WHICH BORROWER, GUARANTOR, BUYER AND/OR NEW GUARANTOR ARE PRESENTLY UNAWARE OR WHICH BORROWER, GUARANTOR, BUYER AND/OR NEW GUARANTOR DO NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BORROWER, GUARANTOR, BUYER AND/OR NEW GUARANTOR, WOULD MATERIALLY AFFECT BORROWER’S, GUARANTOR’S, BUYER’S AND/OR NEW GUARANTOR’S RELEASE OF THE LENDER PARTIES.

BY EXECUTING THIS AGREEMENT, BORROWER, GUARANTOR, BUYER AND NEW GUARANTOR EACH ACKNOWLEDGES THAT (i) THIS SECTION 7 HAS BEEN READ AND FULLY UNDERSTOOD, (ii) BORROWER, GUARANTOR, BUYER AND NEW GUARANTOR HAVE EACH HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE AND (iii) BORROWER, GUARANTOR, BUYER AND NEW GUARANTOR EACH HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 7.

8.	Representations, Warranties and Covenants.

a.	Assignment. Borrower and Buyer each hereby represents and warrants to Lender that Borrower has irrevocably and unconditionally transferred and assigned to Buyer all of Borrower’s right, title and interest in and to:

i.	The Property and the Collateral;

ii.	The Loan Documents (other than this Agreement);

iii.	All Leases related to the Property or the Collateral;

iv.	All rights as named insured under all casualty and liability insurance policies (and all endorsements in connection therewith) relating to the Property or the Collateral (unless, but only to the extent that, Buyer is obtaining its own such insurance policies);

v.	All easements, rights-of-way, reciprocal easement agreements, operating agreements, and declarations of conditions, covenants and restrictions related to the Property;

vi.	All prepaid rents and security deposits, if any, held by Borrower in connection with Leases of any part of the Property or the Collateral; and

vii.	All funds, if any, deposited in reserve accounts held by or for the benefit of Lender pursuant to the terms of the Loan Documents.

Each of Borrower and Buyer, as to itself only, hereby further represents and warrants to Lender that no consent to the transfer of the Property and the Collateral to Buyer is required by any governmental authority or required under any agreement to which Borrower or Buyer, respectively, is a party or to which the Property or Collateral is subject, including, without limitation, under any Lease, operating agreement, mortgage or deed of trust (other than the Loan Documents), or if any such consent is required, that the parties have obtained all such consents and delivered certified copies of the same to Lender.

b.	Qualified Transferee. Buyer and New Guarantor each hereby represents and warrants to Lender that as of the date hereof Buyer is wholly owned and controlled by an entity that (i) (A) owns or operates office properties with an aggregate total of at least two million (2,000,000) rentable square feet of space (not including the Property) and (B) such two million (2,000,000) rentable square feet of office properties are of a type, quality and size similar to the Property, (ii) has a net worth of at least five hundred million dollars ($500,000,000.00) and (iii) controls real estate equity assets of at least one billion dollars ($1,000,000,000.00).

c.	Qualified Manager. Buyer and New Guarantor each hereby represents and warrants to Lender that immediately following the Assumption, the Property shall be managed by a Qualified Manager.

d.	No Defaults. Borrower hereby represents and warrants that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Agreement and the other documents executed in connection herewith. Each of Borrower and Buyer, each as to itself only and not on behalf of the other, hereby represents and warrants that, except as set forth on Schedule I to this Agreement, all representations and warranties contained in the Loan Agreement, the Security Instrument and the other Loan Documents are true and correct on the date hereof, as if made on the date hereof.

e.

Loan Documents. Buyer represents and warrants to Lender that Buyer has actual knowledge of all terms and conditions of the Loan Documents, as amended hereby, and agrees that Lender has no obligation or duty to provide any information to Buyer regarding the terms and conditions of the Loan Documents. Buyer further agrees that, for purposes of Buyer’s representations in Section 8(d) above and from and after the Effective Date, all representations, warranties and agreements contained in the Loan Documents, as amended hereby, regarding Borrower, its status, authority, financial condition and business shall apply to Buyer, as though Buyer were the borrower originally named in the Loan Documents (it being agreed and acknowledged that any representation, warranty and agreement or the like which, by their terms, refer to “as of the date hereof” or the like in the Loan Documents shall be deemed to mean, for purposes of this Agreement, “as of the Effective Date”). Buyer further understands that, except as explicitly set forth herein or otherwise contemplated hereunder, Lender has not waived any right of Lender or obligation of

Borrower or Buyer under the Loan Documents and Lender has not agreed to any modification of any provision of any Loan Document or to any extension of the Loan.

f.	Financial Statements. Buyer represents and warrants to Lender that the financial statements of Buyer and New Guarantor previously delivered to Lender: (i) are true, complete and correct in all material respects, (ii) present fairly and accurately the financial condition of each of such parties and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied or other accounting standards approved in writing by Lender. Buyer further represents and warrants to Lender that, since the date of such financial statements, there has been no material adverse change in the financial condition of any of such parties, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Buyer to Lender and approved in writing by Lender.

g.	Reports and Other Documents. Buyer represents and warrants to Lender that all reports, tax returns, documents, instruments and information delivered to Lender in connection with Buyer’s assumption of the Loan: (i) are correct in all material respects and sufficiently complete to give Lender accurate knowledge of their subject matter and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

h.	Organization.

i.	Each Individual Borrower represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of New Jersey. Guarantor represents and warrants to Lender that it is duly formed, validly existing and in good standing as a corporation under the laws of the State of New Jersey. Each of Hudson, Urban and Guarantor represents and warrants to Lender that each such entity has the full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and that each such entity has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the other documents executed by it in connection with this Agreement, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents, all other documents executed in connection herewith and all of the transactions contemplated hereby.

ii.

RT Hudson represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware. RT Urban represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of New Jersey. Operating Partnership represents and warrants to Lender that it is duly formed, validly existing and in good standing as a limited partnership under the laws of the State of

Delaware. REIT represents and warrants to Lender that it is duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland. Each of RT Hudson, RT Urban, Operating Partnership and REIT represents and warrants to Lender that each such entity has the full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and that each such entity has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the other documents executed by it in connection with this Agreement, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents, all other documents executed in connection herewith and all of the transactions contemplated hereby. The organizational chart attached as Exhibit C hereto, relating to Buyer, New Guarantor and the other named parties therein, is true, complete and correct on and as of the date hereof.

i.	Consents, Execution, Delivery and Performance.

i.	Borrower and Guarantor each represents and warrants to Lender that the execution, delivery and performance by such entity of this Agreement and the other documents to be entered into by such entity in connection herewith or therewith (i) do not violate such entity’s organizational documents, (ii) do not violate any constitution, statute, regulation, rule, order or law to which such entity or the Property or Collateral is subject, (iii) do not constitute a breach or default under any agreements to which such entity is a party or by which such entity or the Property or Collateral is bound and will not result in the creation or imposition of a lien, charge or encumbrance upon the Property, Collateral or any of the assets of such entity (other than pursuant to the terms of this Agreement, the Memorandum of Assumption, the other Loan Documents and the other documents to be entered into in connection herewith or therewith), (iv) do not violate any judicial or administrative decree, writ, judgment or order to which such entity or the Property or Collateral is subject, (v) do not require any consent, approval, authorization or order of any court, governmental authority or any other person or entity, other than for those which have already been obtained by such entity or Buyer and (vi) constitute the legal, valid and binding obligations of such entity, enforceable against such entity in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of the rules of equity.

ii.

Buyer represents and warrants to Lender that the execution, delivery and performance by Buyer of this Agreement, the Memorandum of Assumption, the other Loan Documents and the other documents to be entered into by Buyer in connection herewith or therewith do not (i) violate Buyer’s organizational documents, (ii) violate any constitution, statute, regulation, rule, order or law to which Buyer or the Property or Collateral is subject, (iii)

constitute a breach or default under any agreements to which Buyer is a party or by which Buyer or the Property or Collateral is bound and will not result in the creation or imposition of a lien, charge or encumbrance upon the Property, Collateral or any of the assets of Buyer (other than pursuant to the terms of this Agreement, the Memorandum of Assumption, the Modification to Mortgage, the other Loan Documents and the other documents to be entered into in connection herewith or therewith), (iv) violate any judicial or administrative decree, writ, judgment or order to which Buyer or the Property or Collateral is subject or (v) require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than for those which have already been obtained by Borrower or Buyer.

iii.	New Guarantor represents and warrants to Lender that the execution, delivery and performance by New Guarantor of this Agreement, the New Guaranty and the other documents to be entered into in connection herewith or therewith to which it is a party do not (i) violate any constitution, statute, regulation, rule, order or law to which New Guarantor or the Property or Collateral is subject, (ii) constitute a breach or default under any agreements to which New Guarantor is a party or by which New Guarantor or the Property or Collateral is bound and will not result in the creation or imposition of a lien, charge or encumbrance upon the Property, the Collateral or any of the assets of New Guarantor (other than pursuant to the terms of this Agreement, the Memorandum of Assumption and the other documents to be entered into in connection herewith or therewith), (iv) violate any judicial or administrative decree, writ, judgment or order to which New Guarantor or the Property or Collateral is subject or (v) require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than for those which have already been obtained.

j.	Buyer’s Name and Location. Buyer represents and warrants to Lender that (i) each of Individual Buyer’s chief executive office is located at c/o CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542, (ii) all organizational documents of Buyer delivered to Lender are complete and accurate in every respect and (iii) each of Individual Buyer’s legal name is exactly as shown on page one of this Agreement.

k.

No Prohibited Persons or Embargoed Persons. Buyer and New Guarantor each represents and warrants to Lender that none of Buyer, New Guarantor or any of their respective Affiliates (provided that with regard to any shareholders of the REIT who purchased their shares in a public offering, such representation and warranty shall be limited to the knowledge of Buyer and New Guarantor) is a Prohibited Person (as defined below), and Buyer, New Guarantor and their respective Affiliates are and have been since their respective dates of formation in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury. Buyer and New Guarantor each covenants and represents and warrants to Lender that, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers or assignments permitted pursuant to the Loan Documents, (i) none of the funds or other assets of Buyer or New Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Buyer or New Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law (any such Person, entity or government, an “Embargoed Person”), (ii) no Embargoed Person has any interest of any nature whatsoever in Buyer or New Guarantor, as applicable, with the result that the investment in Buyer or New Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law and (iii) none of the funds of Buyer or New Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Buyer or New Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law (provided that with regard to any shareholders of the REIT who purchased their shares in a public offering, each of the covenants, representations and warranties contained in this sentence shall be limited to the knowledge of Buyer and New Guarantor).

A “Prohibited Person” is any Person (i) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”), (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order, (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list or (vi) who is an Affiliate of or affiliated with a Person listed above.

l.	No Pledge of Equity Interests. Buyer represents and warrants to Lender that, except for the pledge given by Principal in the Pledge and Security Agreement, no direct or indirect equity interests in Buyer or in any entity that, directly or indirectly, owns any direct or indirect equity interest in Buyer, has been pledged, hypothecated or otherwise encumbered as security for any obligation, and that no portion of the capital contributed to Buyer, directly or indirectly, in connection with Buyer’s acquisition of the Property and the Collateral consists of borrowed funds.

m.

Purchase Agreement. Buyer represents and warrants to Lender that (i) the Purchase Agreement is the only agreement between Borrower, Guarantor, Buyer and New Guarantor with respect to the Property and the Collateral and (ii) the Purchase

Agreement has not been and none of the terms, conditions or provisions therein have been amended, modified, waived, terminated or otherwise changed.

n.	Recorded Documents. Borrower and Buyer each represent and warrant that they have reviewed the Recorded Documents, and that the sale of the Property and the assumption of the Loan by Buyer (in accordance with the terms hereof) does not, and will not, (i) adversely affect the use, possession, ownership or operation of the Property under or with respect to the Recorded Documents, (ii) affect any right, privilege, benefit, liability or obligation of the owner of the Property under or with respect to the Recorded Documents, or (iii) deprive Lender of any direct or indirect benefits of, or rights under, any of the Recorded Documents. For the purposes of this Section 8(n), “Recorded Documents” shall mean any and all documents or agreements of record, affecting or relating to the Property, including (without limitation) any covenants, conditions, easements, encumbrances, liens or other restrictions, in each case as amended, supplemented or otherwise modified as of the date hereof.

o.	Property Leases. Buyer represents and warrants to Lender that (i) the Property Leases (as defined in the Security Instrument, and assumed by Buyer) are in full force and effect, (ii) the Property Leases have not been amended, modified or otherwise changed, except as assigned from Borrower to Buyer, (iii) Hudson and Urban have not assigned or subleased their interests in the Property Leases to any other party and no leases or other agreements relating to the Property, other than the Property Leases, exist between Hudson and Urban and (iv) no amendments, modifications or substitutions to the Property Leases, have been or will be recorded with the Official Records.

p.	Existing Lease. Borrower represents and warrants to Lender that Barclays Capital Inc., a Connecticut corporation (“Barclays”), has not been released from any obligation or liability under the Existing Lease and no waiver or consent was given to Barclays in connection with any assignment or subletting of the Existing Lease, and that Borrower has not consented to or approved any assignment or subletting under the Existing Lease. Buyer represents and warrants that, to its knowledge, Barclays has not been released from any obligation or liability under the Existing Lease and no waiver or consent was given to Barclays in connection with any assignment or subletting of the Existing Lease, and Buyer has not consented to or approved any assignment or subletting under the Existing Lease, provided that Lender acknowledges that Long Island Holdings A, LLC is the “Existing Tenant” for the purposes of the Loan Agreement, as long as Barclays remains fully liable under the Existing Lease.

9.	Loan Agreement Amendments. Borrower, Buyer, Guarantor, New Guarantor and Lender agree that the Loan Agreement is hereby amended as follows:

a.	The following definitions, as set forth in Section 1.1 of the Loan Agreement, are amended as follows:

i.	The definition of “ACM” is amended by deleting it in its entirety.

ii.	The definition of “Borrower” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Borrower’ shall mean, collectively, RT 70 Hudson, LLC and RT 70 Hudson Urban Renewal, LLC, together with their successors and assigns.”

iii.	The definition of “Borrower Affiliate” is amended by deleting it in its entirety.

iv.	The definition of “Constituent Party” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Constituent Party’ means any of Borrower, Guarantor, Principal, Operating Partnership, REIT or Affiliated Manager.”

v.	The definition of “Environmental Indemnity” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Environmental Indemnity’ shall mean that certain Environmental Indemnity Agreement, dated as of the Loan Assumption Date, executed by Borrower and Guarantor in connection with the assumption of the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

vi.	The definition of “Environmental Report” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Environmental Report’ shall mean that certain Phase I Environmental Report delivered to Lender prior to the Loan Assumption Date.”

vii.	The definition of “Financial Agreement” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Financial Agreement’ shall mean that certain Financial Agreement dates as of October 20, 1999, by and between 70 Hudson Street Urban Renewal Associates, L.L.C. and the City, as assigned by that certain Assignment and Assumption Agreement (Tax Abatement Financial Agreement) dated as of the Loan Assumption Date, by and between 70 Hudson Street Urban Renewal Associates, L.L.C. and Urban Renewal.”

viii.	The definition of “Guarantor” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Guarantor’ shall mean, collectively, CBRE Operating Partnership, L.P., a Delaware limited partnership, and CB Richard Ellis Realty Trust, a Maryland real estate investment trust.”

ix.	The definition of “Guaranty” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Guaranty’ shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the Loan Assumption Date, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

x.	The definition of “HMINJ” is hereby amended by deleting it in its entirety.

xi.	The definition of “Insolvency Opinion” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Insolvency Opinion’ shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the assumption of the Loan and approved by Lender or the Rating Agencies, as the case may be.”

xii.	The definition of “Manager” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Manager’ shall mean CB Richard Ellis, Inc. or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.”

xiii.	The definition of “Principal” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Principal’ shall mean the general partner(s) of each Individual Borrower, if Individual Partner is a partnership, or the managing member(s) of each Individual Borrower, if Individual Borrower is a limited liability company.”

xiv.	The definition of “70 Hudson” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘70 Hudson’ shall mean RT 70 Hudson, LLC, a Delaware limited liability company.”

xv.	The definition of “Urban Renewal” is hereby amended by deleting it in its entirety and substituting the following therefor:

“‘Urban Renewal’ shall mean RT 70 Hudson Urban Renewal, LLC, a New Jersey limited liability company.”

b.	The following terms are added to Section 1.1 of the Loan Agreement:

CB Richard Ellis Control Requirement means (i) the REIT shall continue to (A) Control, and be the sole general partner of, the Operating Partnership and (B) own, directly or indirectly, fifty-one percent (51%) or more of the equity interests in the Operating Partnership and (ii) the Operating Partnership shall continue to (A) Control each Individual Borrower and (B) own, directly or indirectly, one hundred percent (100%) of the equity interests in each Individual Borrower and (iii) direct or indirect interests in either Individual Borrower (other than (x) common shares of beneficial interests in the REIT, provided that, at all such times, the REIT remains registered with the U.S. Securities and Exchange Commission and no Person owns or Controls more than 49% of the common shares of beneficial interests in the REIT, and (y) limited partnership interests in the Operating Partnership owned and held by Person(s) other than the REIT) shall not have been pledged, mortgaged, hypothecated or otherwise encumbered to secure one or more obligations, or in connection with any transfer or transaction.

Loan Assumption Date shall mean April 11, 2011.

Operating Partnership shall mean CBRE Operating Partnership, L.P., a Delaware limited partnership.

REIT shall mean CB Richard Ellis Realty Trust, a Maryland real estate investment trust.

c.	Section 4.1.34 of the Loan Agreement is amended by deleting it in its entirety and substituting the following therefor:

“4.1.34 Principal Place of Business; State of Organization.

Individual Borrower’s principal place of business as of the date hereof is c/o Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, NJ 08542. RT Hudson is organized under the laws of the State of Delaware and its organization identification number is 27-3660817. RT Urban is organized under the laws of the State of New Jersey and its organization identification number is 27-4503664.”

d.	Section 4.1.35 of the Loan Agreement is amended by (i) deleting the word “or” from the end of subsection (aa) and (ii) adding the following new subsections (cc) and (dd) immediately after subsection (bb) thereto:

“(cc) with respect to Principal, fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as

applicable, if it is a limited liability company, (ii) Limited Partnership Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not cause or permit Borrower to file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or cause or permit Borrower to make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors; or

(dd) with respect to Principal, if such entity is a limited liability company, its organizational documents shall provide that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, upon the occurrence of any event that causes the last remaining member of such entity to cease to be a member of such entity (other than (i) upon an assignment by such member of all of its limited liability company interest in such entity and the admission of the transferee, if permitted pursuant to the organizational documents of such entity and the Loan Documents, or (ii) the resignation of such member and the admission of an additional member of such entity, if permitted pursuant to the organizational documents of such entity and the Loan Documents), the individual(s) acting as the Independent Director(s) of such entity shall, without any action of any Person and simultaneously with the last remaining member of the entity ceasing to be a member of the entity, automatically be admitted as members of the entity and shall preserve and continue the existence of the entity without dissolution thereof.”

e.	Section 4.1.40 of the Loan Agreement is amended by deleting it in its entirety and substituting the following therefor:

“4.1.40 Taxpayer Identification Number.

Individual borrower’s United States taxpayer identification number is 27-3660817 (with respect to RT Hudson) and 27-4503664 (with respect to RT Urban).”

f.	Section 4.1.41 of the Loan Agreement is amended by deleting it in its entirety and substituting the following therefor:

“4.1.41 OFAC.

Neither Individual Borrower, Guarantor nor any of their respective Affiliates (nor, to Borrower’s knowledge, any shareholders of publicly available shares in the REIT) is a Prohibited Person, and Individual Borrower, Guarantor and their respective Affiliates (and, to Borrower’s knowledge, all shareholders of publicly available shares in the REIT) are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.”

g.	Section 5.2.9 of the Loan Agreement is amended by deleting it in its entirety and substituting the following therefor:

“5.2.9 Affiliate Transactions.

Individual Borrower shall not enter into, or be a party to, any transaction with an Affiliate of such Individual Borrower, Principal or any of the partners of such Individual Borrower or its Principal except in the ordinary course of business and on terms which are (i) fully and promptly disclosed to Lender and (ii) no less favorable to such Individual Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.”

h.	Sections 5.2.10 of the Loan Agreement is amended by deleting subsections (c) and (d) in their entirety and substituting the following therefor:

“(c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), the following transfers shall not be deemed to be a Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party or a Restricted Party itself, (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and (iii) the Sale or Pledge, in one or a series of transactions, of not more than forty nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each transfer described in clauses (ii) and (iii) above, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer (other than, with respect to clause (ii) above, in connection with the Sale or Pledge of stock in the REIT, in which case notice shall not be required) or, in the case of a transfer described in (i) above, Lender shall receive notice within thirty (30) days after such transfer.

(d) Notwithstanding the provisions of Section 5.2.10(c), the CB Richard Ellis Control Requirement must at all times remain satisfied.”

i.	Sections 5.2.10 of the Loan Agreement is amended by adding the following new subsection (f) after subsection (e) thereto:

“(f) Notwithstanding anything to the contrary contained in this Section 5.2.10, but subject to compliance with all anti-terrorism and anti-money laundering provisions set forth herein or in any of the other Loan

Documents and provided that the CB Richard Ellis Control Requirement is, at all times, satisfied, the following transactions shall be permitted without the consent of Lender and without the requirement of notice, or the payment of a transfer fee:

(i)	issuances by the REIT of common shares of beneficial interests in the REIT and of preferred shares and of other securities convertible or exchangeable into common shares of beneficial interests in the REIT or other equity securities in the REIT, or the sale or other transfer of common shares of beneficial interests in the REIT and of preferred shares and of other securities convertible or exchangeable into common shares of beneficial interests in the REIT or other equity securities in the REIT, provided that after giving effect to any such issuance, sale or other transfer and all prior such issuances, sales or other transfers since the Loan Assumption Date (and any such conversion or exchange of such preferred shares and other securities) (A) there shall be no change in the Control of the REIT and (B) after taking into account any prior transfers pursuant to this Section 5.2.10 since the Loan Assumption Date, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than forty-nine percent (49%) of the equity or other ownership interests in the REIT;

(ii)	at any time when the common shares of the REIT are publicly traded on a nationally recognized exchange, transfers of outstanding publicly traded shares of beneficial interests in the REIT; provided that after giving effect to any such transfer, the REIT remains a public company with its common shares, and the shares subject to such transfer, remaining publicly tradeable on such nationally recognized exchange; and

(iii)

(A) issuances by the Operating Partnership of new limited partnership interests in the Operating Partnership, (B) transfers by the holders of limited partnership interests in the Operating Partnership of such interests, or (C) at any time when the common shares of the REIT are publicly traded on a nationally recognized exchange, the conversion of limited partnership interests in the Operating Partnership into publicly traded shares of beneficial interests in the REIT, and the issuance of such shares of beneficial interests in connection therewith; provided that for purpose of this clause (C), after giving effect to any such conversion and issuance, the REIT remains a public company with its common shares, and the shares subject to such conversion and issuance, remaining publicly tradeable on such nationally recognized exchange.”

j.	Section 10.6 of the Loan Agreement is amended by deleting it in its entirety and substituting the following therefor:

“10.6 Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) upon receipt or refusal; sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	RT 70 Hudson, LLC and RT 70 Hudson Urban Renewal, LLC c/o Richard Ellis Realty Trust 47 Hulfish Street, Suite 210 Princeton, NJ 08542 Attention: Jack A. Cuneo Facsimile: (609) 806-2666

With a copy to:	CB Richard Ellis Investors 800 Boylston Street, Suite 1475 Boston, MA 02199 Attention: Victor S. Bucchere Facsimile: (617) 425-2801

With a copy to:	K&L Gates LLP 599 Lexington Avenue New York, New York 10022-6030 Attention: Jeffrey H. Weitzman, Esq. Facsimile: (212) 536-3901

If to Guarantor:	CBRE Operating Partnership, L.P. c/o CB Richard Ellis Realty Trust 47 Hulfish Street Suite 210 Princeton, New Jersey 08542 Attention: Jack A. Cuneo Facsimile: (609) 806-2666

CB Richard Ellis Realty Trust 47 Hulfish Street Suite 210 Princeton, New Jersey 08542 Attention: Jack A. Cuneo Facsimile: (609) 806-2666

With a copy to:	K&L Gates LLP 599 Lexington Avenue New York, New York 10022-6030 Attention: Jeffrey H. Weitzman, Esq. Facsimile: (212) 536-3901

If to Lender / Agent:

U.S. Bank National Association, as Trustee, as

successor-in-interest to Bank of America,

National Association, as successor by merger to

LaSalle Bank National Association, as Trustee

for the registered holders of LB-UBS

Commercial Mortgage Trust 2006-C4,

Commercial Mortgage Pass-Through

Certificates, Series 2006-C4

c/o Wells Fargo Commercial Mortgage

Servicing

1901 Harrison Street, 2nd Floor

Oakland, CA 94612

Loan No.: 34-3001551

Attention: Asset Administrator

Facsimile: (510) 446-3652

With a copy to:	Dechert LLP One Maritime Plaza, Suite 2300 San Francisco, CA 94111 Attention: Joseph B. Heil, Esq. Facsimile: (415) 262-4555

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.”

k.	Schedule I of the Loan Agreement is hereby amended and replaced in its entirety with Exhibit C attached to this Agreement.

l.	Buyer and Lender hereby agree that Lender shall perform all the functions of Lockbox Bank set forth in the Loan Agreement other than those functions that Lockbox Bank has agreed to perform pursuant to the terms of the Deposit Account Control Agreement. Each of the Accounts, other than the Lockbox Account, shall be held by Lender, and Lender agrees to disburse funds to and from the Accounts in accordance with Article 3 of the Loan Agreement. Buyer agrees that this Agreement, the Loan Agreement and the Deposit Account Control Agreement create valid and continuing security interests (as defined in the UCC) in the Lockbox Account and all other Accounts in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Buyer.

10.	Other Loan Document Amendments.

a.	Omnibus Amendments. Borrower, Buyer, Guarantor, New Guarantor and Lender agree that the Original Loan Documents (other than the Loan Agreement) are hereby amended as follows:

i.	As defined in, and used in, each such Original Loan Document:

A.	the term “Borrower” shall be deemed to refer to RT Hudson and RT Urban;

B.	the term “Individual Borrower” shall be deemed to refer to either of RT Hudson or RT Urban, as the context requires;

C.	the term “Hudson” shall be deemed to refer to RT Hudson;

D.	the terms “Urban” and “Urban Renewal” shall be deemed to refer to RT Urban; and

E.	the term “Lender” shall be deemed to refer to Lender, as such term is defined in this Agreement.

ii.	From and after the Effective Date:

A.	the term “Loan Agreement”, as used in any of the Original Loan Documents, shall be deemed to refer to the Loan Agreement, as amended by this Agreement, as further amended, restated, supplemented or otherwise modified from time to time; and

B.	the term “Loan Documents”, as used in any of the Original Loan Documents, shall be deemed to refer to the term “Loan Documents”, as such term is defined in this Agreement.

11.

Tenant Notification Letters. Borrower and Buyer each covenant and agree that, no later than two (2) Business Days after the date hereof, Borrower and Buyer shall deliver (or cause the delivery) to each tenant under a Lease a fully executed and complete irrevocable notification letter in form and substance acceptable to Lender in accordance with the required notice provisions under such Lease.

12.	Waiver of Acceleration. Lender hereby consents to the transfer of the Property to, and assumption of the Loan by, Buyer and agrees that it shall not exercise its right to cause all sums secured by the Security Instrument to become immediately due and payable solely because of the sale and conveyance of the Property and the Collateral from Borrower to Buyer; provided, however, Lender reserves its right under the terms of the Security Instrument or any other Loan Document to accelerate all principal and interest in the event of any subsequent sale, transfer, encumbrance or other conveyance of the Property, the Collateral or any interest in Buyer, except as expressly permitted by the Loan Documents.

13.	Hazardous Material. Without in any way limiting any other provision of this Agreement, Borrower, Guarantor, Buyer and New Guarantor expressly reaffirm as of the date hereof, and Buyer and New Guarantor reaffirm continuing hereafter: (a) each and every representation and warranty in the Loan Documents to which it is a party respecting any Hazardous Material and (b) each and every covenant and indemnity in the Loan Documents to which it is a party respecting any Hazardous Material; provided that, solely with respect to the reaffirmations of Buyer and New Guarantor contained in this Section 13, the term “Environmental Report”, as amended herein, shall apply.

14.	Notices. All notices to be given to Buyer, New Guarantor or Lender pursuant to the Loan Documents shall be given and shall become effective as provided in Section 10.6 of the Loan Agreement, as amended hereby.

15.	Confirmation of Security Interest. Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Loan Document or the priority of that lien, charge or encumbrance. All assignments and transfers by Borrower to Buyer are subject to any security interest(s) held by Lender.

16.	Integration; Interpretation. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by Lender and the other parties thereto. Any reference in any of the Loan Documents to the Property or the Collateral shall include all or any parts of the Property or the Collateral. All capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

17.	Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties but shall be subject to all prohibitions on transfers contained in any Loan Document.

18.

Attorneys’ Fees; Enforcement. If any attorney is engaged by Lender to enforce, construe or defend any provision of this Agreement, or as a consequence of any default under or breach of this Agreement, with or without the filing of any legal action or proceeding, Buyer shall pay to Lender, upon demand, the amount of all attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note as specified therein.

19.	Governing Law; Miscellaneous. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. In any action brought or arising out of this Agreement, Borrower, Guarantor, Buyer and New Guarantor hereby consent to the jurisdiction of any state (or commonwealth) or federal court having proper venue as specified in the other Loan Documents and also consent to the service of process by any means authorized by the law of such jurisdiction(s). Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had not been a part thereof.

20.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.

[Signature pages begin on following page]

IN WITNESS WHEREOF, Borrower, Guarantor, Buyer, New Guarantor and Lender have caused this Agreement to be duly executed as of the date first above written.

BORROWER: 70 HUDSON STREET L.L.C., a New Jersey limited liability company

By:	/S/ CONSTANTINO T. MILANO
Name: Constantino T. Milano Title: Executive Vice President

70 HUDSON STREET URBAN RENEWAL ASSOCIATES, L.L.C., a New Jersey limited liability company

By:	/S/ CONSTANTINO T. MILANO
Name: Constantino T. Milano Title: Executive Vice President

GUARANTOR: HARTZ FINANCIAL CORP., a New Jersey corporation

By:	/S/ CONSTANTINO T. MILANO
Name: Constantino T. Milano Title: Executive Vice President

[Signatures continued on next page]

BUYER: RT 70 HUDSON, LLC, a Delaware limited liability company

By:	/S/ CHARLES W. HESSEL
Name: Charles W. Hessel Title: Vice President

RT 70 HUDSON URBAN RENEWAL, LLC, a New Jersey limited liability company

By:	/S/ CHARLES W. HESSEL
Name: Charles W. Hessel Title: Vice President

NEW GUARANTOR: CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	CB Richard Ellis Realty Trust, a Maryland real estate investment trust, General Partner

	By:	/S/ JACK A. CUNEO
Name: Jack A. Cuneo Title: President & CEO

CB RICHARD ELLIS REALTY TRUST, a Maryland real estate investment trust

By:	/S/ JACK A. CUNEO
Name: Jack A. Cuneo Title: President & CEO

[Signatures continued on next page]

LENDER:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, as successor-in-interest to Bank

of America, National Association, as

successor by merger to LaSalle Bank

National Association, as Trustee for the

registered holders of LB-UBS Commercial

Mortgage Trust 2006-C4, Commercial

Mortgage Pass-Through Certificates, Series

2006-C4

By:

WELLS FARGO BANK, N.A.,

as Master Servicer under the Pooling and

Servicing Agreement dated as of June 12,

2006, by and among Structured Asset

Securities Corporation II, as Depositor,

Wells Fargo Bank, N.A. (as successor in

interest to Wachovia Bank, National

Association), as Master Servicer, LNR

Partners, Inc., as Special Servicer, and

LaSalle Bank National Association, as

Trustee

	By:	/s/ Tracy Mills-Smith
Name: Tracy Mills-Smith Title: Vice President

SCHEDULE I

Defaults

None.

Exceptions to Representations and Warranties

None.

EXHIBIT A

Memorandum of Assumption

(attached)

EXHIBIT B

Modification of Mortgage

(attached)

EXHIBIT C

“SCHEDULE I

Borrower Organizational Chart

(attached)”